Exhibit 99.12

POWER OF ATTORNEY

Wilks Brothers, LLC, a Texas limited liability company (“Wilks Brothers”), represented by Dan H. Wilks, Manager, hereby authorizes Robert B. Early to represent Wilks Brothers to execute and file on Wilk Brothers’ behalf all SEC forms (including any amendments thereto) that Wilks Brothers may be required to file with the United States Securities and Exchange Commission and any other actions in connection with the above, as a result of Wilks Brothers’s position with, or direct or indirect ownership of, or transactions in securities by or on behalf of Wilks Brothers.  The authority of such individual under this Statement shall continue for as long as Wilks Brothers is required to file such forms, unless earlier terminated by my delivery of a written revocation of this authorization to Robert Early.  I hereby acknowledge that such individual is not assuming any of Wilks Brothers’s responsibilities to comply with any of the requirements of the Securities Exchange Act of 1934, as amended.

Dated:

June 29, 2026

Wilks Brothers, LLC

By:	/s/ Dan H. Wilks
Name: Dan H. Wilks
Title: Manager